Exhibit 99.77Q1

Domini Funds Multi Class Supplement

Series 1 of this filing is unable to complete certain items because the electronic format for filing Form N-SAR does not provide adequate space for responding to Item 72DD correctly, the correct answer is as follows (in 000's):

Domini Social Equity Fund - Investor Shares $ 455
Domini Social Equity Fund - Class A Shares $ 22
Domini Social Equity Fund - Institutional Shares $ 430
Domini Social Equity Fund - Class R Shares $ 121

Series 1 of this filing is unable to complete certain items because the electronic format for filing Form N-SAR does not provide adequate space for responding to Item 73A correctly, the correct answer is as follows:

Domini Social Equity Fund - Investor Shares $ 0.0287
Domini Social Equity Fund - Class A Shares $ 0.0496
Domini Social Equity Fund - Institutional Shares $ 0.0496
Domini Social Equity Fund - Class R Shares $ 0.0479

Series 1 of this filing is unable to complete certain items because the electronic format for filing Form N-SAR does not provide adequate space for responding to Item 74U correctly, the correct answer is as follows (in 000's):

Domini Social Equity Fund - Investor Shares 15,558
Domini Social Equity Fund - Class A Shares 493
Domini Social Equity Fund - Institutional Shares 8,476
Domini Social Equity Fund - Class R Shares 2,787

Series 1 of this filing is unable to complete certain items because the electronic format for filing Form N-SAR does not provide adequate space for responding to Item 74V correctly, the correct answer is as follows:

Domini Social Equity Fund - Investor Shares $42.07
Domini Social Equity Fund - Class A Shares $12.67
Domini Social Equity Fund - Institutional Shares $25.71
Domini Social Equity Fund - Class R Shares $11.72
Series 5 of this filing is unable to complete certain items because the electronic format for filing Form N-SAR does not provide adequate space for responding to Item 72DD correctly, the correct answer is as follows (in 000's):

Domini Institutional Social Equity Fund - Investor Shares $ 5,653
Domini Institutional Social Equity Fund – Class A Shares $ 607
Domini Institutional Social Equity Fund - Institutional Shares $ 1,136

Series 5 of this filing is unable to complete certain items because the electronic format for filing Form N-SAR does not provide adequate space for responding to Item 73A correctly, the correct answer is as follows:

Domini Institutional Social Equity Fund - Investor Shares $ 0.2525
Domini Institutional Social Equity Fund – Class A Shares $ 0.2472
Domini Institutional Social Equity Fund - Institutional Shares $ 0.2552

Series 5 of this filing is unable to complete certain items because the electronic format for filing Form N-SAR does not provide adequate space for responding to Item 74U correctly, the correct answer is as follows (in 000's):

Domini Institutional Social Equity Fund - Investor Shares 23,864
Domini Institutional Social Equity Fund - Class A Shares 2,930
Domini Institutional Social Equity Fund - Institutional Shares 4,532

Series 5 of this filing is unable to complete certain items because the electronic format for filing Form N-SAR does not provide adequate space for responding to Item 74V correctly, the correct answer is as follows:

Domini Institutional Social Equity Fund - Investor Shares $7.84
Domini Institutional Social Equity Fund - Class A Shares $8.20
Domini Institutional Social Equity Fund - Institutional Shares $7.85